EXHIBIT 11


                ORION CAPITAL CORPORATION AND SUBSIDIARIES
                 COMPUTATION OF EARNINGS PER COMMON SHARE
                               (UNAUDITED)

              (000s omitted-except for per common share data)

                                               Three Months Ended March 31,
                                               ----------------------------
                                                     1997        1996
                                                     ----        ----
Computation of weighted average
  number of common and equivalent
  shares outstanding:

PRIMARY -

  Weighted average number of shares
    outstanding .............................       13,652      13,815
  Dilutive effect of stock options and stock
    awards ..................................          247         182
                                                   -------     -------
  Weighted average number of common and
    equivalent shares .......................       13,899      13,997
                                                   =======     =======

  Net earnings attributable to common
    stockholders ............................      $29,478     $17,887
                                                   =======     =======

  Net earnings per common share .............      $  2.12     $  1.28
                                                   =======     =======

FULLY DILUTED -

  Weighted average number of shares
    outstanding .............................       13,652      13,815
  Dilutive effect of stock options and stock
    awards ..................................          247         182
                                                   -------     -------
  Weighted average number of common and
    equivalent shares .......................       13,899      13,997
                                                   =======     =======

   Net earnings attributable to common
    stockholders ............................      $29,478     $17,887
                                                   =======     =======

  Net earnings per common share .............      $  2.12     $  1.28
                                                   =======     =======




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